UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

______________

FORM 8-K
______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 12, 2013 (April 8, 2013)

AVRA Surgical Robotics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-52330	32-2277305
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

c/o Stamell & Schager, LLP, 1 Liberty Plaza 35th Floor, New York, NY 10006
 (Address of Principal Executive Offices)

(212) 566-4047
 (Registrant’s telephone number, including area code)

__________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

           On April 8, 2013, AVRA Surgical Robotics, Inc. (the “Company”), through its subsidiary MIS-Robotics GmbH (“MIS-Robotics”), notified RG Mechatronics GmbH (“RGM”) of its intention to terminate with immediate effect that certain Development and Manufacturing Agreement dated as of October 22, 2012 (the “Agreement”) by and between MIS-Robotics and RGM, subject to certain legal formalities. On the same date, RGM provided the Company, through MIS, a notice of immediate termination of the Agreement for cause. The Company has provided notice to the shareholders of MIS-Robotics of a shareholder meeting to be held May 6, 2013, at which the agenda will include next steps pertaining to the Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

AVRA SURGICAL ROBOTICS, INC.

Date: April 12, 2013	By:	/s/ Barry F. Cohen
Barry F. Cohen, Chief Executive Officer and President